Exhibit 10.1

CNS PHARMACEUTICALS, INC.

2100 West Loop South, Suite 900

Houston, Texas 77027

October 16, 2023

To:

Re:Inducement Offer to Exercise Existing Common Stock Purchase Warrants

Dear Holder:

CNS Pharmaceuticals, Inc. (the “Company”) is pleased to offer to you (“Holder”, “you” or similar terminology) the opportunity to receive (i) new warrants to purchase up to ______shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) a reduction in the Exercise Price of $1.28 (as amended in the respective Existing Warrants) of warrants to purchase an aggregate of ______ shares of Common Stock held by you in consideration for exercising from time to time for cash all such warrants to purchase shares of the Company’s Common Stock, which warrants consist of the following:

(a)	warrants, originally issued on December 22, 2020 and amended on December 5, 2022, to purchase up to ______shares of Common Stock at an exercise price of $3.03 per share and an expiration date on December 5, 2027 (the “December 2020 Existing Warrants”);

(b)	warrants, originally issued on January 10, 2022 and amended on December 5, 2022, to purchase up to ______shares of Common Stock at an exercise price of $3.03 per share and an expiration date on December 5, 2027 (the “January 2022 Existing Warrants”); and

(c)	certain remaining warrants, issued on December 5, 2022, to purchase up to ______shares of Common Stock at an exercise price of $3.03 per share and an expiration date on December 5, 2027 (the “December 2022 Existing Warrants” and collectively with the December 2020 Existing Warrants and the January 2022 Existing Warrants, the “Existing Warrants”), as more particularly set forth on the signature page hereto.

The shares of Common Stock underlying the December 2020 Existing Warrants have been registered pursuant to the registration statement on Form S-1, as amended (File No. 333-251530); the resale of the shares of Common Stock underlying the January 2022 Existing Warrants have been registered pursuant to registration statement on Form S-3, as amended (File No. 333-262262); and the shares of Common Stock underlying the December 2022 Existing Warrants have been registered pursuant to the registration statement on Form S-1, as amended (File No. 333-267975). The shares of Common Stock underlying the Existing Warrants are collectively referred to herein as the “Warrant Shares” and the registration statements referenced in the foregoing sentence are collectively referred to herein as the “Registration Statements.” The Registration Statements are currently effective and, upon exercise of the Existing Warrants pursuant to this letter agreement, will be effective for the issuance or resale of the Warrant Shares, as applicable. Capitalized terms not otherwise defined herein shall have the meanings set forth in the New Warrants (as defined hereinafter).

The Company desires to reduce the Exercise Price (as defined in the respective Existing Warrants) of the Existing Warrants to $1.28 (the “Reduced Exercise Price”).

1

In consideration for exercising in full all of the Existing Warrants held by Holder as set forth on the Holder’s signature page hereto (the “Warrant Exercise”) and payment thereof on or before the Execution Time (as defined hereinafter), the Company hereby offers to issue you or your designees:

(a)	New unregistered Common Stock purchase warrants (each a “New Warrant” and collectively the “New Warrants”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), to purchase up to a number of shares (the “New Warrant Shares”) of Common Stock equal to 200% of the number of Warrant Shares issued pursuant to such exercise of Existing Warrants, which New Warrants shall be substantially in the form as set forth in Exhibit A hereto, will be exercisable at any time for a period of five (5) years and six months from the date of issuance of the New Warrants at an exercise price per share equal to the Reduced Exercise Price.

(b)	The New Warrant certificates will be delivered within two (2) Trading Days following the Warrant Exercise, and such New Warrants, together with any underlying shares of Common Stock issued upon exercise of the New Warrants, shall, unless and until registered, contain customary restrictive legends and other language typical for an unregistered warrant and unregistered shares. Notwithstanding anything herein to the contrary, in the event that any Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) set forth in applicable sections of the respective Existing Warrants (or, if applicable and at the Holder’s election, 9.99%), the Company shall only issue such number of Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Warrant Shares permitted thereunder, as directed by the Holder, with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the Existing Warrants which shall be deemed prepaid thereafter (including the payment in full of the exercise price), and exercised pursuant to a Notice of Exercise in the Existing Warrants (provided no additional exercise price shall be due and payable). The parties hereby agree that the Beneficial Ownership Limitation for purposes of the Existing Warrants is as set forth on the Holder’s signature page hereto.

Expressly subject to the paragraph immediately following this paragraph below, Holder may accept this offer by signing this letter below, with such acceptance constituting Holder’s payment in full of the Existing Warrants for an aggregate exercise price set forth on the Holder’s signature page hereto (the “Warrant Exercise Price”) on or before 9:00 p.m. Eastern Time on October 16, 2023 (the “Execution Time”), which constitutes the Holder’s acceptance to exercise the Existing Warrants and receive the Warrant Shares at the Holder’s own discretion subject to the Beneficial Ownership Limitation set forth in applicable sections of the respective Existing Warrants at the Reduced Exercised Price. Once this letter agreement has been signed by the Holder, Holder has committed to pay the exercise price of the Existing Warrants set forth on the “accepted and agreed to” signature page.

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. Holder represents and warrants that, as of the date hereof it is, and on each date on which it exercises any New Warrants it will be, an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and agrees that the New Warrants will contain restrictive legends when issued, and neither the New Warrants nor the shares of Common Stock issuable upon exercise of the New Warrants will be registered under the Securities Act, except as provided in Annex A attached hereto. Also, Holder represents and warrants that it is acquiring the New Warrants as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the New Warrants or the New Warrant Shares (this representation is not limiting Holder’s right to sell the New Warrant Shares pursuant to an effective registration statement under the Securities Act or otherwise in compliance with applicable federal and state securities laws).

The Holder understands that the New Warrants and the New Warrant Shares are not, and may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

2

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

Certificates evidencing the New Warrant Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such New Warrant Shares is effective under the Securities Act, (ii) following any sale of such New Warrant Shares pursuant to Rule 144 under the Securities Act, (iii) if such New Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the New Warrants), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such New Warrant Shares and without volume or manner-of-sale restrictions, (iv) if such New Warrant Shares may be sold under Rule 144 (assuming cashless exercise of the New Warrants) and the Company is then in compliance with the current public information required under Rule 144 as to such New Warrant Shares, or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”) and the earliest of clauses (i) through (v), the “De-legend Date”. The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the De-legend Date if required by the Company and/or the Transfer Agent to effect the removal of the legend hereunder, or at the request of the Holder, which opinion shall be in form and substance reasonably acceptable to the Holder. From and after the De-legend Date, such New Warrant Shares shall be issued free of all legends. The Company agrees that following the De-legend Date or at such time as such legend is no longer required under this Section, it will, no later than two (2) Trading Days following the delivery by the Holder to the Company or the Transfer Agent of a certificate representing the New Warrant Shares issued with a restrictive legend along with such certificate(s) or other documentation reasonably requested by the Company’s counsel and/or the Transfer Agent, including a customary representation letter, in form and substance reasonably acceptable to the Company’s counsel and/or the Transfer Agent (such second (2nd) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends or, at the request of the Holder shall credit the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder.

In addition to the Holder’s other available remedies, the Company shall pay to a Holder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of New Warrant Shares (based on the VWAP of the Common Stock on the date such New Warrant Shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Holder by the Legend Removal Date a certificate representing the New Warrant Shares that is free from all restrictive and other legends and (b) if after the Legend Removal Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that the Holder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of New Warrant Shares that the Company was required to deliver to the Holder by the Legend Removal Date and for which the Holder was required to purchase shares to timely satisfy delivery requirements, multiplied by (B) the weighted average price at which the Holder sold that number of shares of Common Stock.

3

If this offer is accepted and the transaction documents are executed by the Execution Time, then on or before 8:30 a.m., Eastern Time, on the Trading Day following the date hereof, the Company shall issue a press release and/or file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder, including this letter agreement as an exhibit thereto with the Commission within the time required by the Exchange Act. From and after the issuance of such press release or filing of such of such Current Report on Form 8-K, as applicable, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the issuance of such press release and/or filing of such Current Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate. The Company represents, warrants and covenants that, upon acceptance of this offer, the Warrant Shares shall be issued free of any legends or restrictions on resale by Holder.

No later than the second (2nd) Trading Day following today’s date, the closing (“Closing”) shall occur at such location as the parties shall mutually agree. Unless otherwise directed by A.G.P./ Alliance Global Partners (the “Financial Service Agent”), settlement of the Warrant Shares shall occur via “Delivery Versus Payment” (“DVP”) subject to the Beneficial Ownership Limitation set forth in applicable sections of the respective Existing Warrants (i.e., on the Closing Date, the Company shall issue Warrant Shares registered in the Holder’s name and address provided to the Company in writing and released by the Transfer Agent directly to the account(s) at the Financial Service Agent identified by the Holder; upon receipt of such Warrant Shares, the Financial Service Agent shall promptly electronically deliver such Warrant Shares to the Holder, and payment therefor shall concurrently be made to the Company by the Financial Service Agent (or its clearing firm) by wire transfer to the Company). The date of the Closing of the exercise of the Existing Warrants shall be referred to as a “Closing Date”.

Sincerely yours,

CNS PHARMACEUTICALS, INC.

By:
Name: John M. Climaco
Title: Chief Executive Officer and Director

[Inducement Offer Letter - Company Signature Page]

4

ACCEPTED AND AGREED TO:

Name of Holder:

Signature of Authorized Signatory of Holder: ____________________________________________________________

Name of Authorized Signatory: _______________________________________________________________________

Title of Authorized Signatory: ________________________________________________________________________

Date(s) of Existing Warrants: ________________________________________________________________________

Number of Existing Warrants Exercised: ________________________________________________________________

Reduced Exercise Price: _____________________________________________________________________________

Aggregate Warrant Exercise Price at the Reduced Exercise Price being exercised contemporaneously with signing this letter agreement:

____________________________________________________________

Existing Warrants Beneficial Ownership Blocker: 4.99% or 9.99%

New Warrants: (200% of total Existing Warrants being exercised): ____________________________________________

New Warrants Beneficial Ownership Blocker: 4.99% or 9.99%

DTC Instructions: _________________________________________________________________________________

[Inducement Offer Letter - Holder Signature Page]

5

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

a) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading except as otherwise noted in a subsequent SEC Report. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

b)Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the board of directors of the Company or the Company’s stockholders in connection herewith other than approval by the stockholders of the Company of the transaction contemplated by this letter agreement in order to comply with the Nasdaq Stock Market listing standards (the “Stockholder Approval”), if applicable. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The New Warrants are duly authorized and binding obligations of the Company under the law of the jurisdiction governing the New Warrants, and, when issued in accordance with this letter agreement, will be duly and validly issued, and free and clear of all liens (excluding any securities restriction) imposed by the Company.

c)No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

d)Registration Obligations. On or before November 20, 2023, the Company shall file with the Commission a registration statement on Form S-3 (or other appropriate form if the Company is not then Form S-3 eligible) providing for the resale of the New Warrant Shares by the holders of the New Warrants (the “Resale Registration Statement”). The Company shall use commercially reasonable efforts to cause the Resale Registration Statement to become effective within ninety (90) calendar days following the date of filing with the Commission and to keep the Resale Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or New Warrant Shares.

6

e)Trading Market. Except for as related to the Stockholder Approval, if applicable, the transactions contemplated under this letter agreement comply with all the rules and regulations of the Nasdaq Stock Market LLC.

f)Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this letter agreement, other than: (i) the filings required pursuant to this letter agreement; (ii) application(s) or notice to each applicable Trading Market for the listing of the New Warrants and New Warrant Shares for trading thereon in the time and manner required thereby; (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, and (iv) Stockholder Approval, if applicable.

g)Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the New Warrant Shares on such Trading Market and promptly secure the listing of all of the New Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the New Warrant Shares, and will take such other action as is necessary to cause all of the New Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer. In addition, and if applicable, the Company shall hold an annual or special meeting of stockholders on or prior to the date that is ninety (90) days following the Closing Date for the purpose of obtaining Stockholder Approval, with the recommendation of the Company’s Board of Directors that such proposals are approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposals. If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting every ninety (90) days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the New Warrants are no longer outstanding.

h)Form D; Blue Sky Filings. If required, the Company agrees to timely file a Form D with respect to the New Warrants and New Warrant Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the New Warrants and New Warrant Shares for, sale to the Holder at Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Holder.

i)Additional Representations.

(i)Until December 15, 2023, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Common Stock or Common Stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for shares of the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled. Any purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

7

(ii) Notwithstanding the foregoing, this Section i) shall not apply (1) in respect of an Exempt Issuance (as defined in certain Securities Purchase Agreement dated November 30, 2022), except that no Variable Rate Transaction shall be an Exempt Issuance.

(iii) From the date hereof until forty-five (45) days thereafter, neither the Company nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or (ii) file any registration statement or amendment or supplement thereto, other than pursuant to the Company’s existing outstanding warrants, options or convertible securities, equity incentive plan or the transactions contemplated by this letter agreement.

j)Liquidated Damages.

(i)At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Warrant Shares may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Holder’s other available remedies, the Company shall pay to Holder, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Warrant Shares, an amount in cash equal to one and one-half percent (1.5%) of the aggregate exercise price of the Warrants held by the Holder on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty (30) days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Holder to transfer the Warrant Shares pursuant to Rule 144. The payments to which a Holder shall be entitled pursuant to this Section j)(i) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Holder’s right to pursue actual damages for the Public Information Failure, and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(ii)If at any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that the Company has obtained Stockholder Approval, if required, if the Company shall fail obtain Stockholder Approval then, in addition to such Holder’s other available remedies, the Company shall pay to a Holder, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Warrant Shares, an amount in cash equal to one and one-half percent (1.5%) of the aggregate exercise price of the Warrants held by the Holder on the six month anniversary date hereof and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the Company has obtained Stockholder Approval, if required. The payments to which a Holder shall be entitled pursuant to this Section j)(ii) are referred to herein as “Stockholder Approval Failure Payments.” Stockholder Approval Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Stockholder Approval Failure Payments are incurred and (ii) the third (3rd) Business Day after Stockholder Approval, if required, is obtained. In the event the Company fails to make Stockholder Approval Failure Payments in a timely manner, such Stockholder Approval Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Holder’s right to pursue actual damages for the failure to obtain Stockholder Approval, and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

k.) Form D; Blue Sky Filings. If required, the Company agrees to timely file a Form D with respect to the New Warrants and New Warrant Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the New Warrants and New Warrant Shares for, sale to the Holder at Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Holder.

8

EXHIBIT A

FORM OF NEW WARRANT

(See Attachment)

9